UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JULY 14, 2021 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF JONES SODA CO. (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH RULES 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT AND IS AVAILABLE FOR RESALE OF THE SECURITIES, OR (D) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (D)(2) ABOVE OR IF OTHERWISE REQUIRED BY THE ISSUER, AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER, IS PROVIDED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS CONVERTIBLE DEBENTURE MAY NOT BE CONVERTED BY OR FOR THE ACCOUNT OR BENEFIT OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE CONVERTIBLE DEBENTURE AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

JONES SODA CO.

5.00% SENIOR UNSECURED CONVERTIBLE DEBENTURE DUE JULY 14, 2023

DEBENTURE

CERTIFICATE NUMBER: 001

PRINCIPAL AMOUNT: US $2,000,000

JONES SODA CO., a corporation incorporated under the laws of the State of Washington (the “Borrower”), for value received, hereby acknowledges itself indebted and promises to pay to or to the order of SOL Verano Blocker 1 LLC, (hereinafter referred to as the “Debentureholder”), the principal amount of US$2,000,000 (the “Principal Amount”) in the manner hereinafter provided at the address of the Debentureholder, or at such other place or places as the Debentureholder may designate by notice in writing to the Borrower, on July 14, 2023, or such earlier date as the Principal Amount may become due and payable (the “Maturity Date”), and to pay interest to the Debentureholder on the Principal Amount outstanding from time to time owing hereunder to the date of payment as hereinafter provided, both before and after maturity or demand, default and judgment.

The Debentureholder has the right, from time to time and at any time prior to 5:00 p.m. (Eastern time) on the Business Day (as defined herein) immediately preceding the Maturity Date to convert all or any portion of the outstanding Principal Amount into Units (as defined herein), at a price, with respect to the Principal Amount, equal to the Conversion Price (as defined herein), subject to adjustment in certain events, together with any accrued and unpaid interest owing thereon on the Conversion Date (as defined herein), provided that the Principal Amount and any accrued and unpaid interest shall be converted automatically (the “Automatic Conversion”) into Units at a price equal to the Conversion Price immediately prior to the occurrence of the Liquidity Event in accordance with Section 3.3 of Schedule A hereto.

Unless the Debentureholder exercises the Conversion Right (as defined herein) attached to this Debenture, subject to the occurrence of the Automatic Conversion, the outstanding Principal Amount owing, or the portion of the Principal Amount which has yet to be converted, together with any accrued and unpaid interest owing thereon and all other amounts now or hereafter payable hereunder (collectively, the “Obligations”) shall be due and payable on the Maturity Date in accordance with the terms hereof. This Debenture is issued subject to the terms and conditions appended hereto as Schedule A.

IN WITNESS WHEREOF, the Borrower has caused this Debenture to be executed by a duly authorized officer.

DATED for reference July 14, 2021 (the “Effective Date”).

JONES SODA CO.
Per:	/s/ Mark Murray
Name: Mark Murray
Title: Chief Executive Officer

(See terms and conditions attached hereto)

Schedule A – Terms and Conditions for 5.00% Senior Unsecured Convertible Debenture

ARTICLE 1 – INTERPRETATION

Section 1.1     Definitions

In this Debenture, the following terms shall have the following meanings:

(1)“    Applicable Securities Laws” means the securities laws of the United States and of other province or territory of Canada, if applicable, and the rules, regulations and policies of any United States or Canadian securities regulatory authority administering such securities laws, as the same shall be in effect from time to time

(2)“    Business” means the business of the Borrower being a beverage company which markets and distributes premium beverages under the Jones Soda and Lemoncocco brands, and which business is expected to be expanded into the production of cannabis-containing products;

(3)“    Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Seattle, Washington are authorized by law to close;

(4)     “Change of Control” means:

(a)

any transaction (whether by purchase, merger or otherwise) whereby a Person or Persons acting jointly or in concert directly or indirectly acquires the right to cast, at a general meeting of shareholders of the Borrower, more than 50% of the votes attached to the Common Shares that may be ordinarily cast at a general meeting;

(b)

the Borrower’s arrangement, amalgamation, consolidation or merger with or into any other Person, or any merger of another Person into the Borrower, unless the holders of voting securities of the Borrower immediately prior to such arrangement, amalgamation, consolidation or merger hold securities representing 50% or more of the voting control or direction in the Borrower or the successor entity upon completion of the arrangement, amalgamation, consolidation or merger; or

(c)

any conveyance, transfer, sale lease or other disposition of all or substantially all of the Borrower’s and the Borrower’s subsidiaries’ assets and properties, taken as a whole, to another arm’s length Person, but for greater certainty, does not include the Liquidity Event;

(5)“    Common Shares” means the shares of common stock in the capital of the Borrower or the common shares of the continuing corporation or other resulting issuer formed as a result of a Merger;

(6)“    Conversion Date” has the meaning attributed thereto in Section 3.1;

(7)“    Conversion Price” means US$0.50;

(8)“    Conversion Right” has the meaning attributed thereto in Section 3.1;

(9)“    Debenture” means this 5.00% senior unsecured convertible debenture;

(10)“    Exchange” means the Canadian Securities Exchange or such other Canadian stock exchange as approved by the Debentureholder on which the Common Shares are listed and posted for trading;

(11)“    Event of Default” has the meaning attributed thereto in Section 6.1;

(12)“    Interest Payment Date” means the last day of December in each year commencing on December 31, 2021, as well as the Maturity Date, and the date on which all or any portion of this Debenture is converted or repaid;

(13)“    Issue Date” has the meaning attributed thereto in Section 3.2(1);

(14)“    Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property of such Person;

(15)“    Liquidity Event” means the transaction with Pinestar Gold Inc. (“Pinestar”) effected by the Borrower pursuant to which the Borrower will become a reporting issuer under Applicable Securities Laws in Canada and its Common Shares or the common shares of any resulting issuer will be listed and commence trading on an Exchange;

(16)     “Maturity Date” means the earlier of: (a) July 14, 2023; and (b) 60 days after the Pinestar Termination Event;

(17)“    Merger” means any transaction (whether by way of consolidation, amalgamation, merger, transfer, sale or lease) whereby all or substantially all of the Borrower’s assets would become the property of any other Person, or, in the case of any such consolidation, amalgamation or merger, of the continuing corporation or other entity resulting therefrom, including, without limitation, the Liquidity Event;

(18)“    Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof;

(19)“    Pinestar Termination Event” means the earlier of the date on which: (a) any agreement between Pinestar and the Borrower (including any affiliates thereof) respecting the Liquidity Event is terminated, including the termination of any term sheet, letter of intent or other non-binding agreement, unless otherwise replaced with a binding definitive agreement on substantively similar terms; and (b) the Debentureholder receives notice from either Pinestar or the Borrower that the Liquidity Event is unlikely to occur within seven months of the Effective Date;

(20)     “Securities Act” means the United States Securities Act of 1933, as amended;

(21)“    Special Warrants” means special share purchase warrants of the Borrower exercisable into one Common Share for a period of 24 months of the date of issuance at a price equal to US$0.625, conditional upon the Borrower increasing its authorized capital to an amount to cover the Common Shares issuable pursuant to all of the outstanding Special Warrants as well as the other Common Shares issuable pursuant to currently outstanding convertible/exercisable securities of the Borrower;

(22)“    Subsidiary” means as to any Person, any corporation or other business entity in which such Person or one or more of its Subsidiaries owns, directly or indirectly, sufficient equity or voting interests to enable it or them (as a group) to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries;

(23)“    Taxes” means any present or future income and other taxes, levies, rates, royalties, deductions, withholdings, assessments, fees, dues, duties, imposts and other charges of any nature whatsoever, together with any interest and penalties, additions to tax and other additional amounts, levied, assessed or imposed by any governmental authority;

(24)“    trading day” means a day on which the Exchange is open for trading (or if the Borrower’s Common Shares are not then listed on an Exchange, such other recognized stock exchange or quotation system on which the Common Shares may trade or be quoted); and

(25)“    Units” means units of the Borrower comprised of one Common Share and one Special Warrant.

Section 1.2     Headings

The inclusion of headings in this Debenture is for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.3     Currency

All amounts in this Debenture are stated and shall be paid in currency of the United States.

Section 1.4     Number, Gender and Persons

Unless the context otherwise requires, words importing the singular in number only shall include the plural and vice versa, words importing the use of gender shall include the masculine, feminine and neuter genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

Section 1.5     Severability

If any provision of this Debenture is determined by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each such provision shall be interpreted in such a manner as to render them valid, legal and enforceable to the greatest extent permitted by applicable law. Each provision of this Debenture is declared to be separate, severable and distinct.

Section 1.6     Entire Agreement

This Debenture, including any schedules attached hereto, constitutes the entire agreement between the Borrower and the Debentureholder relating to the subject matter hereof, and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements, understandings, conditions or collateral agreements, whether oral or written, express or implied, with respect to the subject matter hereof.

ARTICLE 2 – PAYMENT OF PRINCIPAL, INTEREST AND OTHER CONSIDERATIONS

Section 2.1     Repayment of Principal

Subject to the terms and conditions hereof, the Principal Amount outstanding on this Debenture, together with any accrued and unpaid interest owing thereon, shall be repaid by the Borrower to the Debentureholder in cash on the Maturity Date.

Section 2.2     Interest Payable

Interest on the Principal Amount outstanding under this Debenture shall be at the rate of five percent per annum, calculated and payable annually, not in advance, on each Interest Payment Date, and shall be first payable on December 31, 2021. Interest shall be computed on the basis of a 360-day year compounded at the each of twelve 30-day months. During the occurrence or continuance of any Event of Default, or in the event that the Liquidity Event does not occur within seven months of the Effective Date, interest on the Principal Amount outstanding shall be increased to a rate of 18% per annum on the foregoing terms.

Section 2.3     Method of Paying of Interest

The Borrower shall satisfy its obligation to pay interest on the Debenture, on an applicable Interest Payment Date, in cash.

Section 2.4     Rank

This Debenture will constitute direct senior unsecured obligation of the Borrower. This Debenture will rank senior to all current unsecured debt of the Borrower, subject to statutory preferred exceptions, in priority to all other unsecured indebtedness of the Borrower except in respect of the promissory notes of the Borrower dated March 23, 2018 and April 18, 2018.

Section 2.5     Alternative Transaction

The Borrower shall notify the Debentureholder of any pending Change of Control or Merger (other than the Liquidity Event) in accordance with Section 2.6 and the Debentureholder shall, in its sole discretion, have the right to require the Borrower to convert this Debenture into Units at the Conversion Price.

Section 2.6     Notice of Alternative Transaction

Upon the occurrence of any event constituting or reasonably likely to constitute a Change of Control or Merger (other than the Liquidity Event), the Borrower shall give written notice to the Debentureholder of such Change of Control or Merger (other than the Liquidity Event) at least thirty (30) days or as soon as reasonably possible prior to the effective date of any such Change of Control or Merger and another written notice on or immediately after the effective date of such Change of Control or Merger.

ARTICLE 3 – CONVERSION

Section 3.1     Conversion Right.

(1)    Upon and subject to the terms and conditions hereinafter set forth, the Debentureholder shall have the right (the “Conversion Right”), but not the obligation (except as provided in Section 3.3), at any time, and from time to time, up to and including the Business Day immediately preceding the Maturity Date to notify the Borrower that it wishes to convert, for no additional consideration, all or any part of the then outstanding Principal Amount of this Debenture (the “Converted Debenture Amount”) into that number of Units that is equal to the then outstanding Principal Amount of the Debenture converted divided by the Conversion Price in effect on the Issue Date (as hereinafter defined). For greater certainty, if the Debentureholder is electing to convert all or a portion of the then outstanding Principal Amount, then the applicable amount of accrued and unpaid interest on the Principal Amount being converted must be paid by the Borrower up to, and including, the applicable date of conversion (the “Conversion Date”) in accordance with Section 2.2, unless the Debentureholder elects to include such amount in the Converted Debenture Amount and provides reasonable notice to the Borrower of such election.

(2)    The Conversion Right shall extend only to the maximum number of whole Units into which the then outstanding Principal Amount of this Debenture (and accrued and unpaid interest, if elected by the Debentureholder pursuant to Section 3.1(a) above) or any part thereof may be converted in accordance with this Section 3.1. Fractional interests in Units shall be adjusted in the manner provided in Section 3.5.

Section 3.2     Conversion Procedure

(1)    The Conversion Right may be exercised by the Debentureholder by completing and signing the notice of conversion (the “Conversion Notice”) attached hereto as Schedule A, and delivering the Conversion Notice and this Debenture to the Borrower. The Conversion Notice shall provide that the Conversion Right is being exercised, shall specify the Principal Amount and any accrued but unpaid interest being converted and shall set out the date (the “Issue Date”) on which the Units are to be issued (such date to be no earlier than five (5) Business Days and no later than ten (10) Business Days after the day on which the Conversion Notice is issued). The conversion shall be deemed to have been effected immediately prior to the close of business on the Issue Date and the Units issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. On the Issue Date, the required number of Units shall be issued to the Debentureholder. If less than all of the then outstanding Principal Amount of this Debenture is the subject of the Conversion Right, then on the Issue Date, the Borrower shall deliver to the Debentureholder a replacement Debenture in the form hereof in the principal amount of the unconverted principal balance hereof, and this Debenture shall be cancelled. If the Conversion Right is being exercised in respect of the entire then outstanding Principal Amount of this Debenture, this Debenture shall be cancelled. With the Conversion Notice, the Debentureholder shall provide the Borrower with its written calculation of the amount of accrued and unpaid interest on the Principal Amount which is the subject of the Conversion Right pursuant to the Conversion Notice, up to the date of that Conversion Notice and a per diem amount thereon.

Section 3.3     Automatic Conversion

Upon satisfaction or waiver of the conditions precedent to the closing of the Liquidity Event, the entire Principal Amount and all accrued interest thereon shall automatically, without any action on the part of the Debentureholder, convert into Units at the Conversion Price (subject to adjustment as set forth herein). Upon Conversion of this Debenture pursuant to this Section 3.3, the Debentureholder will no longer be a holder of this Debenture and shall have no rights hereunder.

Section 3.4     Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(1)    If and whenever at any time prior to the Maturity Date, the Borrower shall:

(a)	subdivide or re-divide the outstanding Common Shares into a greater number of Common Shares;

(b)	reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares;

(c)

issue Common Shares (or securities convertible into or exchangeable for Common Shares) to the holders of all or substantially all of the outstanding Common Shares by way of stock dividend or other distribution;

(d)	issue of rights, options or warrants to the holders of all or substantially all of Common Shares;

(e)	make a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares; or

(f)	make a distribution to all or substantially all of the holders of Common Shares of any other class of shares, rights, options or warrants, evidences of indebtedness or assets,

then the Conversion Price in effect on the effective date of such subdivision, re-division, reduction, combination or consolidation or on the record date for such issue of Common Shares (or securities convertible into or exchangeable for Common Shares) by way of a stock dividend or other distribution, as the case may be, shall, in the case of the events referred to in Section 3.4(1)(a), (c), (d), (e) and (f) above, be decreased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision, re-division or dividend (including, in the case where securities convertible into or exchangeable for Common Shares are issued, the number of Common Shares that would have been outstanding had such securities been converted into or exchanged for Common Shares on such effective or record date) or shall, in the case of the events referred to in Section 3.4(1)(b) above, be increased in proportion to the decrease in the number of outstanding Common Shares resulting from such reduction, combination or consolidation on such effective or record date. Such adjustment shall be made successively whenever any event referred to in this Section 3.4(1) shall occur. Any such issue of Common Shares (or securities convertible into or exchangeable for Common Shares) by way of a stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Common Shares under Section 3.4(2) and (3); to the extent that any such securities are not converted into or exchanged for Common Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued on the exercise of such conversion or exchange right.

(2)    If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than forty-five (45) days after such date of issue (such period from the record date to the date of expiry being referred to in this Section 3.4(2) as the “Rights Period”), to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) (such subscription price per Common Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Common Shares in addition to any direct cost of Common Shares) being referred to in this Section 3.4(2) as the “Per Share Cost”), the Borrower shall give written notice to the Debentureholder with respect thereto (any of such events herein referred to as a “Rights Offering”), and the Debentureholder shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Units at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Debentureholder elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the issuance of such rights, options or warrants. If the Debentureholder elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the issuance of such rights, options or warrants, in the manner hereinafter provided. The Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(a)	the numerator of which is the aggregate of:

(i)	the number of Common Shares outstanding as of the record date for the Rights Offering; and

(ii)	the number determined by dividing the product of the Per Share Cost and:

(A)

where the event giving rise to the application of this Section 3.4(2) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase additional Common Shares, the number of Common Shares so subscribed for or purchased during the Rights Period, or

(B)

where the event giving rise to the application of this Section 3.4(2) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Common Shares, the number of Common Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price (as hereinafter defined) of the Common Shares as of the record date for the Rights Offering; and

(b)	the denominator of which is

(i)	in the case described in subparagraph 3.4(2)(a)(ii)(A), the number of Common Shares outstanding, or

(ii)	in the case described in subparagraph 3.4(2)(a)(ii)(B), the number of Common Shares that would be outstanding if all the Common Shares described in subparagraph 3.4(2)(a)(ii)(B) had been issued,

as at the end of the Rights Period.

“Current Market Price” of the Common Shares at any date, means the average closing price per Common Share on the Exchange or, if the Common Shares are not listed on any stock exchange, then the average of the daily bid and ask prices per Common Share on the over-the-counter market where the Common Shares are currently trading, for any 20 consecutive trading days selected by the Borrower commencing not later than 45 trading days and ending no later than five (5) trading days before such date; provided, or in the event that at any date the Common Shares are not listed on the Exchange or on trading on any over-the-counter market, the current market price shall be as determined by the directors of the Borrower or, at the request of the Debentureholder, such firm of independent chartered accountants as may be selected by the directors of the Borrower, acting reasonably, and in good faith in their sole discretion for these purposes.

If by the terms of the rights, options or warrants referred to in this Section 3.4(2), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of

(c)	the lowest purchase, conversion or exchange price per Common Share, as the case may be, if such price is applicable to all Common Shares which are subject to the rights, options or warrants, and

(d)	the average purchase, conversion or exchange price per Common Share, as the case may be, if the applicable price is determined by reference to the number of Common Shares acquired.

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 3.4(2) as a result of the fixing by the Borrower of a record date for the distribution of rights, options or warrants referred to in this Section 3.4(2), the Conversion Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

If the Debentureholder has exercised its Conversion Right in accordance herewith during the Rights Period, the Debentureholder will, in addition to the Units to which it is otherwise entitled upon such exercise, be entitled to that number of additional Units equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to, and the Conversion Price in effect immediately following the end of such Rights Offering pursuant to this Section 3.4(2), is multiplied by the number of Units received upon the exercise of the Conversion Right during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this Section 3.4(2); provided that no fractional Units will be issued. Such additional Units will be deemed to have been issued to the Debentureholder immediately following the end of the Rights Period and a certificate for such additional Units will be delivered to the Debentureholder within ten Business Days following the end of the Rights Period.

(3)    If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class other than Common Shares (or other than securities convertible into or exchangeable for Common Shares), or (ii) rights, options or warrants (other than rights, options or warrants referred to in Section 3.4(2)), or (iii) evidences of its indebtedness, or (iv) assets (other than dividends paid in the ordinary course) then, in each such case, the Borrower shall give written notice to the Debentureholder with respect thereto, and the Debentureholder shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Units at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Debentureholder elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the making of such distribution. If the Debentureholder elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the making of such distribution, (herein referred to as a “Special Distribution”) determined in the manner hereafter set out. In this Section 3.4(3) the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

The Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(a)	the numerator of which is:

(i)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

(ii)

the aggregate fair market value (as determined by action by the directors of the Borrower, acting reasonably) to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(b)	the denominator of which is the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date.

(4)    In the case of any reclassification of, or other change in, the outstanding Common Shares pursuant to a Merger, if the Debentureholder elects not to redeem this Debenture in accordance with Section 2.5, the Debentureholder may elect, prior to the effective date of such Merger, to convert any or all of the Principal Amount of this Debenture into Units at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. To exercise such right the Debentureholder must provide a notice in writing to the Borrower no later than seven (7) days prior to the effective date of such Merger, failing which the Debentureholder’s right to convert this Debenture as a consequence of such Merger shall cease. If the Debentureholder elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the effective date of such Merger. If the Debentureholder elects not to convert any of the Principal Amount of this Debenture, the Conversion Price in effect after the effective date of such Merger shall be increased or decreased, as the case may be, in proportion to any decrease or increase in the number of outstanding Common Shares resulting from such Merger so that the Debentureholder, upon exercising the Conversion Right after the effective date of such Merger, will be entitled to receive the aggregate number of Common Shares which the Debentureholder would have been entitled to receive as a result of such Merger if, on the effective date thereof, the Debentureholder had been the registered holder of the number of Units to which the Debentureholder was theretofore entitled upon exercise of the Conversion Right.

(5)    In the case of any reclassification of, or other change in, the outstanding Common Shares (other than a change referred to in Sections 3.4(1), (2), (3) and (4) hereof, or in connection with the Liquidity Event), the Conversion Price shall be adjusted in such manner, if any, and at such time, as the Board of Directors of the Borrower determines to be appropriate on a basis consistent with the intent of this Section 3.4; provided that if at any time a dispute arises with respect to adjustments provided for in this Article 3, such dispute will be conclusively determined by the auditors of the Borrower or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Borrower, acting reasonably, and any such determination will be binding on the Borrower and the Debentureholder. The Borrower will provide such auditors or accountants with access to all necessary records of the Borrower. If and whenever at any time after the date hereof there is a reclassification or redesignation of the Common Shares outstanding at any time or change of the Common Shares into other shares or into other securities (other than as set out in Sections 3.4(1), (2), (3) and (4), or in connection with the Liquidity Event), or a consolidation, amalgamation or merger of the Borrower with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Common Shares or a change of the Common Shares into other shares and other than as set forth in Section 3.4(4), or that is in connection with the Liquidity Event)), or a transfer of the undertaking or assets of the Borrower as an entirety or substantially as an entirety to another corporation or other entity (other than in connection with the Liquidity Event) (any of such events being called a “Capital Reorganization”), the Debentureholder, upon the exercising the Conversion Right, after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Units to which the Debentureholder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, if any, which the Debentureholder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Debentureholder had been the registered holder of the number of Common Shares to which the Debentureholder was theretofore entitled upon exercise of the Conversion Right. If determined appropriate by action of the directors of the Borrower, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 3.4 with respect to the rights and interests thereafter of the Debentureholder to the end that the provisions set forth in this Section 3.4 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Conversion Right. Any such adjustment must be made by and set forth in an amendment to this Debenture approved by action by the directors of the Borrower, acting reasonably, and will for all purposes be conclusively deemed to be an appropriate adjustment.

(6)    In any case in which this Section 3.4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Borrower may defer, until the occurrence of such event, issuing to the Debentureholder before the occurrence of such event, the additional Units issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Borrower shall deliver to the Debentureholder an appropriate instrument evidencing the Debentureholder’s right to receive such additional Units upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Issue Date or such later date as the Debentureholder would, but for the provisions of this Section 3.4(6), have become the holder of such additional Common Shares pursuant to Section 3.4(2).

(7)    The adjustments provided for in this Section 3.4 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 3.4(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

Section 3.5     No Requirement to Issue Fractional Units

The Borrower shall not be required to issue fractional Units upon the conversion of the Debenture pursuant to this Article 3. If any fractional interest in a Unit, would, except for the provisions of this Section 3.5, be deliverable upon the conversion of any amount hereunder, the number of Units to be issued shall be rounded to the nearest whole Unit.

Section 3.6     Borrower to Reserve Common Shares

The Borrower covenants with the Debentureholder that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of the Conversion Right, and conditionally allot to the Debentureholder, such number of Common Shares as shall then be issuable upon the conversion of this Debenture. The Debentureholder acknowledges that subsequent to the Liquidity Event the Borrower may not have available out of its authorized Common Shares an adequate number of Common Shares to cover the exercise of the Special Warrants and the Debentureholder agrees to not exercise any of the Special Warrants subsequent to the Liquidity Event until the Borrower has increased the number of its authorized Common Shares to a level sufficient to cover the exercise of all of the Special Warrants as well as all other then outstanding securities of the Borrower exercisable/convertible into Common Shares. The Borrower covenants with the Debentureholder that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable upon issuance.

Section 3.7     Certificate as to Adjustment

The Borrower shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 3.4, deliver an officer’s certificate to the Debentureholder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Subject to the dispute resolution procedure in subsection 3.4(5), such certificate shall be binding and determinative of the adjustment to be made, absent manifest error.

Section 3.8     Shareholder of Record

For all purposes, on the Issue Date the Debentureholder shall be deemed to have become the holder of record of the Common Shares into which the Principal Amount of this Debenture (or a portion thereof) is converted in accordance with Section 3.2.

Section 3.9     Resale and Conversion Restrictions, Legending and Disclosure

By its acceptance hereof the Debentureholder acknowledges that this Debenture and the Units issuable upon conversion hereof will be subject to certain resale restrictions under applicable securities laws, and the Debentureholder agrees to comply with all such restrictions and laws. The Debentureholder further acknowledges and agrees that all certificates representing securities issued will bear the legends substantially in the form set forth on the face page hereof as well as any legends required by the Exchange. If at any time the Common Shares issuable upon the conversion of this Debenture or the Common Shares underlying the Special Warrants issued pursuant to this Debenture shall be “restricted securities” within the meaning of Rule 144 of the Securities Act, the Borrower shall file and cause to be declared effective a registration statement on Form S-1 (or on Form S-3 if then available) registering for resale such securities. The parties hereby agree that concurrently herewith they shall enter into a registration rights agreement setting forth the registration obligations described in this Section 3.9. The Debentureholder acknowledges that the Borrower will be required to provide to the applicable securities regulatory authorities the identity and other personal information of the Debentureholder and its principals and the Debentureholder hereby agrees thereto.

ARTICLE 4 – RIGHTS OF DEBENTUREHOLDER

Section 4.1     Distribution on Dissolution, Etc.

Upon any sale, in one transaction or a series of transactions, of all or substantially all of the assets of the Borrower or distribution of the assets of the Borrower upon any dissolution or winding-up or total liquidation of the Borrower, whether in bankruptcy, liquidation, re-organization, insolvency, receivership or other similar proceedings or upon an assignment to or for the benefit of creditors of the Borrower or otherwise any payment or distribution of assets of the Borrower, whether in cash, property or security, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee of or for the benefit of creditors or other liquidating agent of the Borrower making such payment or distribution, directly to the holder of this Debenture or their representatives, to the extent necessary, to pay all obligations pursuant to this Debenture in full.

Section 4.2     Certificate Regarding Creditors

Upon any payment or distribution of assets of the Borrower referred to in this Article 4 the Debentureholder shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee of or for benefit of creditors or other liquidating agent of the Borrower making such payment or distribution, delivered to the Debentureholder, for the purpose of ascertaining the persons entitled to participate in such distribution, and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4.

Section 4.3     Rights of Debentureholder Reserved

Nothing contained in this Article 4 or elsewhere in this Debenture is intended to or shall impair, as between the Borrower and the Debentureholder, the obligation of the Borrower, which is absolute and unconditional, to pay to the Debentureholder the Principal Amount and interest on the Debenture, as and when the same shall become due and payable in accordance with their terms, nor shall anything herein prevent the Debentureholder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture.

Section 4.4     Payment of Debenture Permitted

Nothing contained in this Debenture shall:

(a)	prevent the Borrower from making payments of the Principal Amount, interest and other amounts to the Debentureholder when due under this Debenture as herein provided;

(b)

prevent the conversion of this Debenture into Units as herein provided or as otherwise permitted according to law, including in connection with a bankruptcy, reorganization, insolvency, or other arrangement with creditors, of the Borrower; and

(c)	prevent the redemption of this Debenture by the Borrower as herein provided or as otherwise permitted according to law.

ARTICLE 5 – COVENANTS OF THE BORROWER

Section 5.1     Positive Covenants

The Borrower covenants and agrees that:

(1)    Payment Obligations. The Borrower shall duly and punctually pay all principal, interest and other amounts owing to the Debentureholder promptly when by it hereunder;

(2)    Performance of Covenants. The Borrower shall promptly perform and satisfy all covenants and obligations to be performed by it under this Debenture at the times and places and in the manner provided for herein;

(3)    Maintain Corporate Existence. Each of the Borrower and its Subsidiaries shall maintain its corporate existence, and preserve its rights, powers, licenses and privileges which are necessary or material to the conduct of its business, and not materially change the nature of its Business other than expanding its Business to the production of cannabis-containing beverages and related products;

(4)    Conduct of Business and Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply and conduct the Business in compliance in all material respects with all applicable laws, rules, governmental restrictions and regulations of any domestic or foreign government or any instrumentality or agency;

(5)    Use of Proceeds. The Borrower shall use the Principal Amount exclusively for the costs and expenses associated with pursuing and completing the Liquidity Event, and for the purpose of expanding its Business to the production of cannabis-containing beverages and related products;

(6)    Maintain Books and Records. The Borrower shall, and shall cause each of its Subsidiaries to, keep adequate and accurate records and books of account in which complete entries will be made reflecting all financial transactions and prepare its financial statements in accordance with generally accepted accounting principles;

(7)    Payment of Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge promptly all Taxes assessed or imposed upon it or its property as and when the same become due and payable save and except where it contests in good faith the validity thereof by proper legal proceedings;

(8)    Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, shall maintain insurance with respect to its properties and business against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities engaged in the same or a similar business and similarly situated;

(9)    Notice of Event of Default. The Borrower shall promptly, and in any event within five (5) Business Days after a responsible officer of the Borrower becoming aware, give notice to the Debentureholder of the existence of any Event of Default; and

(10)    Share Capital. The Borrower shall:

(a)	reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Conversion Right;

(b)

cause the Common Shares, Special Warrants and the certificates, as applicable, representing the Common Shares, from time to time acquired pursuant to the exercise of the Conversion Right, to be duly issued and delivered in accordance with the terms hereof; and

(c)	ensure that all Common Shares which shall be issued upon the exercise of the Conversion Right and upon exercise of any Special Warrants be issued as fully paid and non-assessable.

Section 5.2     Negative Covenants

(1)    The Borrower covenants and agrees that it shall not, and shall not permit any Subsidiary to, without the prior written consent of the Debentureholder:

(a)	amend, alter, repeal or waive any provision of the articles of incorporation or bylaws or similar governance documents of the Borrower or any of the Borrower’s Subsidiaries;

(b)

except for (i) all Common Shares issuable pursuant to currently outstanding stock options or restricted stock units and up to 200,000 Common Shares issuable pursuant to any stock options or restricted stock units/awards granted after the Effective Date under the Borrower’s currently outstanding equity incentive plan, and (ii) the proposed offering by Jones of subscription receipts for aggregate gross proceeds of a minimum of $8,000,000, at a price per subscription receipt equal to $0.50, which subscription receipts will automatically convert, without further action on the part of the holder thereof or payment of additional consideration therefor, into one unit of Pinestar immediately prior to the closing of the Liquidity Event, offer or sell any equity or debt securities of the Borrower or any Subsidiaries, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities;

(c)

except for entering into a secured credit facility in an amount not to exceed $2,000,000 for which the Borrower agrees not draw on at any time prior to the Pinestar Termination Event without the written consent of the Debentureholder, (i) create, or authorize the creation of, or issue, authorize the issuance of or change the terms of any debt security, (ii) create any lien or security interest or incur debt, or (iii) permit any Subsidiary of the Borrower to take any such action with respect to any debt security, Lien, security interest or debt; provided, however, that this Section 5.2(c) shall not apply with respect to any purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar Persons arising or incurred in the ordinary course of business that have been approved by the Borrower’s Board of Directors;

(d)

change the strategy or principal lines of business of the Borrower or any Subsidiary of the Borrower, except in respect of the expansion of the Borrower’s business operations to produce cannabis products;

(e)	liquidate or dissolve the Borrower or acquiesce in the filing of, a petition in bankruptcy or similar proceeding;

(f)

enter into any contract or transaction with any shareholder of the Borrower which legally or beneficially holds more than 5% of the Common Shares on a partially diluted basis, or any director or officer of the Borrower, or their respective immediate family members;

(g)	make any single expenditure or series of related expenditures using the Principal Amount that exceeds $25,000 individually or in the aggregate, as the case may be; or

(g)          commit to do any of the foregoing.

(2)    Dispositions. None of the Borrower or any of its Subsidiaries shall, without the prior written consent of the Debentureholder, sell, transfer or otherwise dispose of any property (including shares of Subsidiaries), other than:

(a)	obsolete or worn-out property no longer used in the Business;

(b)	inventory, receivables or other property sold or disposed of in the ordinary course of business at fair market value;

(c)

property (including shares of Subsidiaries) sold or disposed of for fair market value to Persons at arm’s length to the Borrower provided that (i) no Event of Default is continuing on the date of such sale or would occur as a result of such sale and (ii) the cash component of the aggregate proceeds of such sale is not less than 75% of such proceeds; or

(d)	in connection with the Liquidity Event.

(3)    Investments. The Borrower shall not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Debentureholder, make any investment in any Person, whether by acquisition of shares, indebtedness or other securities, or by loan, guarantee, advance, capital contribution or otherwise, other than:

(a)	investments made prior to the date hereof;

(b)	deposit accounts with and certificates of deposit and other instruments issued by banks;

(c)	obligations of or guaranteed by the governments of Canada, the United States of America or any province, territory or state thereof;

(d)	security deposits with utilities, governmental authorities and other like Persons in the ordinary course of business;

(e)

investments made in the ordinary course of business provided that (a) no Event of Default is continuing on the date of the investment or would occur as a result of such investment; (b) the investment is made in an entity, or the acquisition is made from a party, that is at arm’s length to the Borrower; and (c) the aggregate purchase price (including associated expenses) for the investments does not exceed the fair market value of such asset; or

(f)	previously granted options.

Notwithstanding anything in this Section 5.2(3), the Borrower may hire any employee, or enter into a consulting agreement for bona fide services for fair market value, provided that the compensation to such employees or consultants does not exceed $200,000 per year in the aggregate. For greater certainty, no Section other than this Section 5.2(3) is affected by the preceding sentence, including without limitation Section 5.1(2)(g).

ARTICLE 6 – EVENTS OF DEFAULT

Section 6.1     Events of Default

(1)    Any of the following shall constitute an Event of Default under this Debenture (each an “Event of Default”):

(a)	the Principal Amount owing hereunder shall not be paid when due;

(b)

if the Borrower fails to pay when due any interest or other amount owing by the Borrower to the Debentureholder and the default is not remedied by the Borrower within ten (10) Business Days of notice of default by the Debentureholder;

(c)

the Borrower fails to issue the Units in respect of the Principal Amount in connection with the Debentureholder’s exercise of the Conversion Right, if such failure continues for a period of ten (10) Business Days;

(d)

if the Borrower fails to make any payment or to observe, perform or comply with any term, covenant, condition or obligation of the Borrower contained herein or is otherwise in default of any of the provisions contained herein (other than referred in subparagraphs (a), (b) and (c) of this Section 6.1) and such default, if capable of being remedied, is not remedied within twenty (20) Business Days after the Borrower receives written notice of such default from the Debentureholder;

(e)	any representation or warranty of the Borrower in this Debenture proves to be untrue in any material respect;

(f)	a decree or order of a court having jurisdiction is entered adjudging the Borrower as bankrupt or insolvent;

(g)

if the Borrower shall generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due or if a decree or order of a court having jurisdiction is entered adjudging the Borrower a bankrupt or insolvent;

(h)

if the Borrower shall apply for, consent to or acquiesce in the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or make a general assignment for the benefit of creditors;

(i)

if the Borrower shall in the absence of an application referred to in Section 6.1(1)(i), consent or acquiescence, become subject to the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or have a distress, execution, attachment, sequestration or other legal process levied or enforced on or against a substantial part of the property of the Borrower unless being actively contested in good faith through legal proceedings by the Borrower;

(j)

if the Borrower shall permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding, if contested by the Borrower is not dismissed within thirty (30) days; there is an expropriation of all or substantially all of the property of the Borrower or any of its Subsidiaries;

(k)

the Borrower fails to convert this Debenture at the Conversion Price upon the occurrence of a Change of Control in accordance with Section 2.5 within ten (10) Business Days of a request being made by the Debentureholder;

(l)

any notes, debentures, bonds or other indebtedness of the Borrower (hereinafter called “Indebtedness”) shall become prematurely repayable following default, or steps are taken to enforce any security therefor, or the Borrower defaults in the repayment of any such Indebtedness at the maturity thereof or (in the case of Indebtedness due on demand) on demand, or, in either case, at the expiration of any applicable grace period therefor, (if any) or any guarantee of or indemnity in respect of any Indebtedness of others given by the Borrower shall not be honored when due and called upon; or

(m)

the Borrower extends or maintains outstanding any loans, advances, guarantees, (direct or indirect) or other financial support to any shareholder of the Borrower holding 10% or more of the outstanding Common Shares, or to any director or officer of the Borrower.

(2)    If an Event of Default described in (h), (i) or (j) shall occur, the entire unpaid Principal Amount of this Debenture, and any accrued and unpaid interest on this Debenture shall become immediately due and payable without any declaration or other act on the part of the Debentureholder. Immediately upon the occurrence of any Event of Default described in (h), (i) or (j), or upon failure to pay this Debenture on the Maturity Date, the Debentureholder, upon notice to the Borrower, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Debentureholder under this Debenture, or at law or in equity.

(3)    If any other Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing for at least thirty (30) Business Days after the Borrower receives written notice of such default from the Debentureholder, the Debentureholder may by notice to the Borrower declare all or any portion of the outstanding Principal Amount of this Debenture and any accrued and unpaid interest on this Debenture to be due and payable, whereupon the full unpaid amount of this Debenture which shall be so declared due and payable shall be and become immediately due and payable without further notice, demand or presentment.

Section 6.2     Transaction Events

Notwithstanding Section 5.2, no action taken by the Borrower in connection with the Liquidity Event that is outlined in the definitive agreement to be entered into between the Borrower and Pinestar concerning the Liquidity Event (the “Transaction Events”) shall constitute an Event of Default, provided that such Transaction Event is completed (i) in connection with the Liquidity Event; and (ii) prior to the occurrence of the Pinestar Termination Event.

ARTICLE 7 – MUTILATION, LOSS, THEFT OR DESTRUCTION OF DEBENTURE CERTIFICATE

In case this Debenture certificate shall become mutilated or be lost, stolen or destroyed, the Borrower, shall issue and deliver, a new replacement Debenture certificate upon surrender and cancellation of the mutilated Debenture certificate or, in the case of a lost, stolen or destroyed Debenture certificate, in lieu of and in substitution for the same. In the case of loss, theft or destruction, the applicant for a substituted Debenture certificate shall furnish to the Borrower such evidence of the loss, theft or destruction of the Debenture certificate as shall be satisfactory to the Borrower in its discretion and shall also furnish an indemnity and surety bond satisfactory to the Borrower in its discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture certificate.

ARTICLE 8 – GENERAL

Section 8.1     Taxes, etc.

All payments made by the Borrower to the Debentureholder under this Debenture shall be made free and clear of, and without deduction for or on account of, any Taxes now or hereafter imposed by any official body in any jurisdiction. If any Taxes are required to be withheld or deducted from any amounts payable by the Borrower to the Debentureholder hereunder, the Borrower shall:

(a)

within the time period for payment permitted by applicable law, pay to the appropriate governmental body the full amount of such Taxes and any additional Taxes in respect of the payment required under Section 8.1(b) hereof and make such reports and filings in connection therewith in the manner required by applicable law; and

(b)

pay to the Debentureholder an additional amount which (after deduction of all Taxes incurred by reason of the payment or receipt of such additional amount) will be sufficient to yield to the Debentureholder the full amount which would have been received by it had no deduction or withholding been made.

Upon the request of the Debentureholder, the Borrower shall furnish to the Debentureholder the original or a certified copy of a receipt for (or other satisfactory evidence as to) the payment of each of the Taxes (if any) payable in respect of such payment. If the Debentureholder receives a refund of any Taxes with respect to which the Borrower has paid any additional amount under this Section 8.1, the Debentureholder shall pay over such refund to the Borrower. Nothing herein is intended to require payment by the Borrower to or for the Debentureholder in respect of any Taxes payable by the Debentureholder in respect of Taxes on the Debentureholders’ own income, capital, capital gains, dividends, or other earnings realized pursuant to payments made pursuant to the terms of this Debenture.

Section 8.2     Notice

Any demand, notice, direction or other communication to be made or given hereunder (in each case, “Communication”) shall be in writing and shall be made or given by personal delivery, by courier, by facsimile or email transmission, or sent by registered mail, charges prepaid, addressed to the respective parties as follows:

(a)	if to the Borrower:

Jones Soda Co.

66 South Hanford Street, Suite 150

Seattle, Washington, 98134

Attention: Mark Murray

Email: mmurray@jonessoda.com

(b)	if to the Debentureholder:

SOL Verano Blocker 1 LLC

100 King Street West, Suite 5600

Toronto, ON, Canada, M5X 1C9

Attention: Brad Morris

E-mail: brad@solglobal.com

or to such other address or email number as any party may from time to time designate in accordance with this Section. Any Communication made by personal delivery or by courier shall be conclusively deemed to have been given and received on the day of actual delivery thereof or if such day is not a Business Day, on the first Business Day thereafter. Any Communication made or given by email on a Business Day before 4:00 p.m. (local time of the recipient) shall be conclusively deemed to have been given and received on such Business Day and otherwise shall be conclusively deemed to have been given and received on the first Business Day following the transmittal thereof. Any Communication that is mailed shall be conclusively deemed to have been given and received on the fifth Business Day following the date of mailing but if, at the time of mailing or within five Business Days thereafter, there is or occurs a labour dispute or other event that might reasonably be expected to disrupt delivery of documents by mail, any Communication shall be delivered or transmitted by any other means provided for in this Section.

Section 8.3     Consent

Where this Agreement requires the consent or approval of the Debentureholder, such consent shall be received if provided in writing and signed by Andy DeFrancesco on behalf, and in his capacity as an officer, of the Debentureholder, or in the event Mr. DeFrancesco is no longer an officer of the Debentureholder, the current president of the Debentureholder.

Section 8.4     Merger of Borrower

By its acceptance hereof, each of the Borrower and the Debentureholder acknowledges and agrees that in the event a Merger occurs, then all references herein to the Borrower shall extend to and include the entity resulting therefrom or which thereafter will carry on the business of the Borrower.

Section 8.5     Amendments

This Debenture may not be amended or otherwise modified except by an instrument in writing executed by the Borrower and the Debentureholder.

Section 8.6     Waivers

The Debentureholder shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Debentureholder. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Debentureholder of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Debentureholder would otherwise have on any future occasion, whether similar in kind or otherwise.

Section 8.7     Transfer of Debenture

No transfer of this Debenture shall be valid unless made in accordance with applicable laws, including Applicable Securities Laws. If the Debentureholder intends to transfer this Debenture or any portion thereof, it shall provide notice to the Borrower of its intention of such transfer. Upon the surrender by the Debentureholder of this Debenture, the Borrower shall execute and deliver to the applicable transferee a new Debenture registered in the name of the transferee. If less than the full Principal Amount of this Debenture is transferred, the Debentureholder shall be entitled to receive, in the same manner, a new Debenture certificate registered in its name evidencing the portion of the Principal Amount of this Debenture not so transferred. Prior to registration of any transfer of this Debenture, the Debentureholder and the applicable transferee shall be required to provide the Borrower with necessary information and documents, including certificates and statutory declarations, as may be required to be filed under applicable laws.

Section 8.8     Release and Discharge

If the Debentureholder exercises all conversion rights attached to this Debenture pursuant to Article 3 hereof or if the Borrower pays all of the Obligations in full to the Debentureholder, the Debentureholder shall release this Debenture and the Borrower shall be, and shall be deemed to have, discharged of all its obligations under this Debenture. The Debentureholder shall then, at the request of the Borrower execute and deliver all such releases and further assurances as may be reasonably required in this regard.

Section 8.9     Successors and Assigns

This Debenture shall enure to the benefit of the Debentureholder and its successors and assigns, and shall be binding upon the Borrower and its successors and permitted assigns.

Section 8.10     Time

Time shall be of the essence of this Debenture.

Section 8.11     Governing Law

This Debenture shall be governed by and interpreted in accordance with the laws of the State of Washington. The Borrower and, by its acceptance hereof, the Debentureholder each hereby irrevocably submit and attorn to the nonexclusive jurisdiction of the courts of the State of Washington in connection with this Debenture.

Section 8.12     Further Assurances

The Borrower shall forthwith, at its own expense and from time to time, do or file, or cause to be done or filed, all such things and shall execute and deliver all such documents, agreements, opinions, certificates and instruments reasonably requested by the Debentureholder or its counsel as may be necessary or desirable to complete the transactions contemplated by this Debenture and carry out its provisions and intention.

Schedule A - Conversion Notice

TO:         JONES SODA CO. (the “Borrower”)

Pursuant to the 5.00% Senior Unsecured Convertible Debenture (the “Debenture”) of the Borrower issued on July 14, 2021, the undersigned hereby notifies you that US$                                     of the principal amount outstanding under the Debenture and an aggregate of US$                                     of accrued and unpaid interest on the Debenture shall be converted into Units of the Borrower, all in accordance with the terms of the Debenture on                            ,20         .

The undersigned represents that they are either (i) not a “U.S. Person” as defined in Rule 902(k) of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise located in the United States, are not executing this conversion notice while in the United States and will not receive the Common Shares to be received upon conversion of this Debenture while in the United States, or (ii) that they qualify as an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

The certificates representing the Common Shares and Special Warrants to be issued shall be registered as follows:

Name	Address for Delivery	# of Common Shares and Special Warrant

(Print name as name is to appear on Common Share and Warrant Certificates)

DATED this           day of                            , 20         .

[NAME]
By:
Name:
Title: